Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6088
claire@headgatepartners.com	ir@nanometrics.com

Nanometrics Reports Second Quarter 2019 Financial Results

MILPITAS, Calif., July 30, 2019 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its second quarter ended June 29, 2019.

Second Quarter 2019 Highlights:

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Revenues at high end of expectations.  Revenues of $67.6 million increased slightly quarter-over-quarter, at the high end of expectations. Revenues were favorable to forecast in spite of the impact of the current trade embargo affecting sales to a customer in China, primarily as a result of a pull-in of revenue due to the acceptance of evaluation systems in the field that had been expected to close in the third quarter.

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Expanded Atlas® III+ wins. In the second quarter, the company continued to increase its penetration of key customer accounts with its latest flagship system, winning both a new logic customer and a new memory customer, both in high-volume manufacturing.

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Record business from services. Service revenues were $15.1 million, up 14% sequentially and up 27% year-over-year.  The company has increased its installed base business significantly, due to its expanded customer footprint, growing sales of upgrades, and stronger activity in refurbishment of legacy systems in the field.

GAAP Results
	Q2 2019	Q1 2019	Q2 2018
Revenues (Millions)	$67.6	$67.1	$88.6
Gross Margin	52.0%	50.4%	57.4%
Operating Margin	5.5%	5.0%	23.5%
Net Income (Millions)	$3.9	$3.0	$17.7
Earnings per Diluted Share	$0.16	$0.12	$0.72

Non-GAAP Results
	Q2 2019	Q1 2019	Q2 2018
Gross Margin	53.5%	52.5%	57.5%
Operating Margin	9.4%	8.5%	24.2%
Net Income (Millions)	$5.3	$4.7	$17.4
Earnings per Diluted Share	$0.21	$0.19	$0.71

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, acquisition-related charges, severance costs, executive transition and search costs, gain on sale of property, and certain discrete tax and other items.

On June 24, 2019 Nanometrics and Rudolph Technologies, Inc. announced that they had agreed to combine in an all-stock merger of equals transaction. In light of this pending merger transaction, Nanometrics will not hold a conference call to discuss its financial results. Concurrent with this earnings release, Nanometrics has published supplemental materials on the Investor Relations section of Nanometrics’ website at www.nanometrics.com.

Second Quarter 2019 Summary

Revenues for the second quarter of 2019 were $67.6 million, up 1% from $67.1 million in the first quarter of 2019, and down 24% from a record $88.6 million in the second quarter of 2018.  On a GAAP basis, gross margin was 52.0%, compared to 50.4% in the prior quarter and 57.4% in the year-ago period.  Operating income was $3.7 million, compared to $3.3 million in the prior quarter and $20.8 million in the year-ago period.  Net income was $3.9 million or $0.16 per diluted share, compared to $3.0 million or $0.12 per diluted share in the prior quarter and $17.7 million or $0.72 per diluted share in the second quarter of 2018.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, severance related costs and acquisition-related charges, gross margin was 53.5%, compared to 52.5% in the prior quarter and 57.5% in the year-ago period. Gross margin was negatively impacted by certain installation, freight and factory costs, which were higher than forecast for the quarter. Non-GAAP operating income, which also excludes amortization of intangible assets and acquisition-related costs included in operating costs, executive search and transition costs, and severance costs, was $6.3 million, compared to $5.7 million in the prior quarter and $21.4 million in the second quarter of 2018. Non-GAAP net income, which also adjusts for a gain on disposal of property and certain

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com discrete tax and other items, was $5.3 million or $0.21 per diluted share, compared to $4.7 million or $0.19 per diluted share in the prior quarter and $17.4 million or $0.71 per diluted share in the second quarter of 2018.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangible assets, acquisition-related charges, severance costs, executive transition and search costs, gain on disposal of property, certain discrete tax items and other discrete adjustments, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection solutions used primarily in the semiconductor manufacturing industry, as well as in the fabrication of other solid-state devices and components in the optoelectronic, LED and storage industries, and more recently in the industrial, aerospace and scientific research markets. Nanometrics’ process control solutions include automated and integrated metrology systems as well as software and analytics that measure and monitor key elements of device performance and yield, such as critical dimensions, device structures, surface shape and profile, overall topography and various thin film properties, including three-dimensional features and film thickness, as well as the optical, electrical and material properties of various substrates, devices and components. Nanometrics’ solutions enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$94,035	$110,951
Marketable securities	50,947	40,841
Accounts receivable, net	51,602	50,854
Inventories	66,630	61,915
Inventories-delivered systems	1,010	180
Prepaid expenses and other	7,955	6,140
Total current assets	272,179	270,881

Property, plant and equipment, net	52,779	47,900
Operating lease - right of use assets, net	10,767	—
Goodwill	26,310	26,372
Intangible assets, net	25,811	27,326
Deferred income tax assets	2,807	2,569
Other assets	446	582
Total assets	$391,099	$375,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,459	$16,540
Accrued payroll and related expenses	10,361	21,658
Deferred revenue	9,865	8,990
Operating lease liabilities	2,845	—
Other current liabilities	7,308	9,421
Income taxes payable	1,117	3,164
Total current liabilities	50,955	59,773

Deferred revenue	1,616	1,753
Income taxes payable	1,150	871
Deferred tax liabilities	163	162
Operating lease liabilities	8,017	—
Other long-term liabilities	218	219
Total liabilities	62,119	62,778

Stockholders’ equity:
Common stock	25	24
Additional paid-in capital	256,503	247,983
Retained earnings	74,305	67,402
Accumulated other comprehensive loss	(1,853)	(2,557)
Total stockholders’ equity	328,980	312,852
Total liabilities and stockholders’ equity	$391,099	$375,630

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net revenues:
Products	$52,541	$76,704	$106,396	$147,723
Service	15,079	11,900	28,324	23,194
Total net revenues	67,620	88,604	134,720	170,917

Costs of net revenues:
Cost of products	24,294	31,235	50,193	59,828
Cost of service	7,683	6,443	14,631	12,597
Amortization of intangible assets	471	35	936	70
Total costs of net revenues	32,448	37,713	65,760	72,495
Gross profit	35,172	50,891	68,960	98,422

Operating expenses:
Research and development	14,098	12,491	27,085	22,693
Selling	8,244	10,151	17,526	19,175
General and administrative	7,885	7,465	15,790	15,206
Merger expenses	907	—	907	—
Amortization of intangible assets	289	—	578	—
Total operating expenses	31,423	30,107	61,886	57,074
Income from operations	3,749	20,784	7,074	41,348

Other income (expense):
Interest expense, net	(15)	(48)	(106)	(141)
Other income (expense), net	828	(166)	1,098	186
Total other income (expense), net	813	(214)	992	45

Income before income taxes	4,562	20,570	8,066	41,393
Provision for income taxes	632	2,895	1,163	7,337
Net income	$3,930	$17,675	$6,903	$34,056

Net income per share:
Basic	$0.16	$0.74	$0.28	$1.42
Diluted	$0.16	$0.72	$0.28	$1.39

Shares used in per share calculation:
Basic	24,525	23,953	24,530	24,008
Diluted	24,843	24,442	24,850	24,488

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$6,903	$34,056
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	5,061	3,326
Stock-based compensation	6,314	5,017
Disposal of fixed assets	(861)	51
Inventory write-down	2,922	269
Deferred income taxes	—	4,320
Changes in assets and liabilities:
Accounts receivable	473	7,193
Inventories	(8,290)	(1,722)
Inventories-delivered systems	(830)	(322)
Prepaid expenses and other	(1,974)	(3,422)
Operating lease - right of use assets	1,077	—
Accounts payable, accrued and other liabilities	(10,941)	7,204
Deferred revenue	738	2,464
Operating lease liabilities	(888)	—
Income taxes payable	(2,007)	537
Net cash provided by (used in) operating activities	(2,303)	58,971

Cash flows from investing activities:
Payment for acquisition of certain assets	—	(2,000)
Sales of marketable securities	1,627	18,507
Maturities of marketable securities	24,700	17,345
Purchases of marketable securities	(36,093)	(16,320)
Purchases of property, plant and equipment	(8,314)	(1,761)
Proceeds from sale of property, plant and equipment	896	—
Net cash provided by (used in) investing activities	(17,184)	15,771

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	4,535	2,709
Taxes paid on net issuance of stock awards	(2,328)	(2,731)
Repurchases of common stock under share repurchase plans	—	(22,987)
Net cash provided by (used in) financing activities	2,207	(23,009)
Effect of exchange rate changes on cash and cash equivalents	364	(431)
Net increase (decrease) in cash and cash equivalents	(16,916)	51,302
Cash and cash equivalents, beginning of period	110,951	34,899
Cash and cash equivalents, end of period	$94,035	$86,201

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29, 2019		March 31, 2019		June 30, 2018
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$35,172	52.0%	$33,788	50.4%	$50,891	57.4%
Non-GAAP adjustments:
Severance included in cost of revenues	162	0.2%	—	0.0%	21	0.0%
Acquisition & merger related charges	375	0.6%	957	1.4%	—	0.0%
Amortization of intangible assets	471	0.7%	466	0.7%	35	0.0%
Total non-GAAP adjustments to gross profit	1,008	1.5%	1,423	2.1%	56	0.1%
Non-GAAP gross profit and gross margin, respectively	$36,180	53.5%	$35,211	52.5%	$50,947	57.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP Operating Expenses	$31,423	46.5%	$30,463	45.4%	$30,107	34.0%
Non-GAAP adjustments:
Amortization of intangible assets included in operating expenses	(289)	-0.4%	(289)	-0.4%	—	—
Acquisition & merger related charges	(1,015)	-1.5%	(164)	-0.3%	—	—
Severance included in operating expenses	(128)	-0.2%	(260)	-0.4%	—	—
Executive transition	(151)	-0.2%	(190)	-0.3%	(236)	-0.3%
Executive search	—	—	—	—	(339)	-0.4%
Total non-GAAP adjustments to operating expenses	(1,583)	-2.3%	(903)	-1.4%	(575)	-0.7%
Non-GAAP operating expenses	$29,840	44.1%	$29,560	44.0%	$29,532	33.3%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$3,749	5.5%	$3,325	5.0%	$20,784	23.5%
Non-GAAP adjustments:			.
Non-GAAP adjustments to gross profit	1,008	1.5%	1,423	2.1%	56	0.1%
Non-GAAP adjustments to operating expenses	1,583	2.3%	903	1.3%	575	0.6%
Total non-GAAP adjustments to operating income	2,591	3.8%	2,326	3.5%	631	0.7%
Non-GAAP operating income and operating margin, respectively	$6,340	9.4%	$5,651	8.5%	$21,415	24.2%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$3,930		$2,973		$17,675
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	2,591		2,326		631
Gain on Disposal of Property	(837)		—		—
Discrete tax items and tax effect of non-GAAP adjustments	(367)		(612)		(912)
Non-GAAP net income	$5,318		$4,687		$17,394

GAAP net income per diluted share	$0.16		$0.12		$0.72

Non-GAAP net income per diluted share	$0.21		$0.19		$0.71

Shares used in diluted net income per share calculation	24,843		24,783		24,442

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Exhibit 99.1 Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS - (Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 29, 2019	March 31, 2019	June 30, 2018

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$(1,447)	$(856)	$26,257
Purchase of property and equipment	(4,182)	(4,132)	(442)
Free cash flow	$(5,629)	$(4,988)	$25,815

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